UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  X

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Jack Ellerin
U.S. Bank National Association
1349 West Peachtree Street
Suite 1050
Atlanta, Georgia 30309
(404) 898-8830
(Name, address and telephone number of agent for service)

1ST FRANKLIN FINANCIAL CORPORATION

(exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-0521233 (I.RS. Employer Identification No.)
135 East Tugalo Street Toccoa, Georgia (Address of principal executive offices)	30577 (Zip Code)

Variable Rate Subordinated Debentures

 (Title of the indenture securities)

Item 1.

General information.

Furnish the following information as to the trustee-

(a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

Federal Deposit Insurance Company
Washington, D.C.

The Board of Governors of the Federal Reserve System
Washington, D.C.

(b)

Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.

Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-14.

Items 3 – 14 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.

Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.

List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of the Trustee as now in effect.  (Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corp.)

2.

A copy of the certificate of authority of the Trustee to commence business, is contained in the articles of association referred to in Paragraph 1 above.

3.

A copy of the authorization of the Trustee to exercise corporate trust powers.  (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.

A copy of the existing by-laws of the Trustee as now in effect.  (Exhibit 4 to Exhibit 25.1 to Form S-3, Registration Number 333-160020, filed by The Phoenix Companies, Inc.)

5.

A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.

The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.

A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2009, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 28th day of April, 2010.

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Jack Ellerin

Jack Ellerin

Vice President

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  April 28, 2010

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Jack Ellerin

Jack Ellerin

Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
EXHIBIT 7
AS OF 12/31/2009

($000’s)

12/31/2009
Assets
Cash and Balances Due From	$6,198,904
Depository Institutions
Securities	43,054,635
Federal Funds	3,431,853
Loans & Lease Financing Receivables	189,772,027
Fixed Asse	4,797,639
Intangible Assets	13,399,731
Other Assets	15,721,341
Total Assets	$276,376,130

Liabilities
Deposits	$194,253,182
Fed Funds	10,148,686
Treasury Demand Notes	0
Trading Liabilities	345,396
Other Borrowed Money	31,068,244
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,705,043
Total Liabilities	$250,150,518

Equity
Minority Interest in Subsidiaries	$1,629,447
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,935,945
Total Equity Capital	$26,225,612

Total Liabilities and Equity Capital	$276,376,130